UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2026

VOLATO GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1954 Airport Road, Suite 124

Chamblee, GA 30341

(Address of principal executive offices) (zip code)

844-399-8998

Registrant’s telephone number, including area code

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SOAR	NYSE American LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $287.50	SOARW	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Sixth Amendment to the Aircraft Management Services Agreement

As previously disclosed, on September 2, 2024, Volato Group, Inc., a Delaware corporation (the “Company”), entered into an Aircraft Management Services Agreement (as subsequently amended, the “Agreement”) with flyExclusive, Inc. (“flyExclusive”), pursuant to which the Company engaged flyExclusive to provide certain aircraft management services and agreed that flyExclusive would be the exclusive provider of such services to the Company. In addition, flyExclusive agreed to use commercially reasonable efforts to include designated aircraft in its fleet in the Company’s Vaunt empty-leg flight platform (“Vaunt”) for empty-leg marketing at no cost to the Company.

As part of the Agreement, as subsequently amended, the Company granted flyExclusive, subject to certain terms and conditions, the right to purchase certain aviation-related assets from the Company and assume certain obligations of the Company (the “flyExclusive Asset Option”) and also granted the Company, subject to certain terms and conditions, the right to sell certain aviation-related assets to flyExclusive and assign certain obligations of the Company to flyExclusive (the “Company Asset Option,” and collectively with the flyExclusive Asset Option, the “Asset Options”). The right previously granted to flyExclusive to cause the Company to merge with and into a wholly owned subsidiary of flyExclusive has expired and is no longer in effect.

As previously disclosed, on March 6, 2026, the Company entered into a Fifth Amendment to Aircraft Management Services Agreement with flyExclusive, pursuant to which the Company sold certain unused intellectual property assets to flyExclusive for $1.3 million, payable in cash or shares of flyExclusive Class A common stock. Following that sale, $0.7 million of assets remain available to be sold to flyExclusive under the terms of the Agreement, as amended.

On August 31, 2026, the Company entered into a Sixth Amendment to Aircraft Management Services Agreement with flyExclusive (the “Amendment”). The Amendment amends and restates Section 2(a) of the Agreement to provide that the term of the Agreement expires at 5:00 p.m. Eastern Time on December 31, 2026. The Amendment does not modify the Asset Options or any other provision of the Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Description

10.1	Sixth Amendment to Aircraft Management Services Agreement, dated as of August 31, 2026, between Volato Group, Inc. and flyExclusive, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 4, 2026

Volato Group, Inc.

By:	/s/ Mark Heinen
Name:	Mark Heinen
Title:	Chief Financial Officer